Exhibit 99
Press Release

UNITED HERITAGE CORPORATION REGAINS
COMPLIANCE WITH NASDAQ MINIMUM BID REQUIREMENT

EXECUTIVE OFFICERS REPLACED AS A RESULT OF CHANGE OF CONTROL

Midland, Texas, October 18, 2007, United Heritage Corporation (NASDAQ: UHCP), announced today that on October 17, 2007 it received a letter from The Nasdaq Stock Market indicating that, because the closing bid price of the Company’s common stock was at or above $1.00 per share for a period of at least 10 consecutive business days, the Company had regained compliance with Nasdaq Marketplace Rule 4310(c)(4). To its knowledge, the Company believes that it is now in compliance with all of The Nasdaq Stock Market’s continued listing requirements.

Furthermore, as part of the change of control that resulted from the sale by Walter Mize of his securities to Blackwood Ventures LLC, Scott Wilson and Kenneth Levy resigned as directors of the Company on October 8, 2007 and were replaced as Chief Executive Officer and Chief Financial Officer by Theodore D. Williams and Joseph F. (Chip) Langston Jr., respectively. Scott Wilson has been retained as a consultant to the Company to assist with the integration of the new management.

Private Securities Litigation Reform Act Safe Harbor Statement:

The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended that involve risks and uncertainties. All statements other than statements of historical information provided herein are forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those that we may anticipate include our dependence upon financing, the rules of regulatory authorities in the oil and gas industry, our ability to develop the Company’s property in a cost-effective manner and the volatility of oil and gas prices Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof.